Exhibit 99.2

E UNIQUE METASTATIC CANCER AND VACCINE IMMUNO - ONCOLOGY TREATMENT COMPANY TO REDEFINE CANCER CARE NASDAQ: RNAZ Exhibit 99.2

We are pioneering complementary approaches that redefine the boundaries of oncology innovation — from RNA - targeted therapeutics that precisely reach tumors to vaccine immunotherapies that mobilize the immune system to recognize and destroy cancer cells. 2 Mission Company

Forward Looking Statement Company 3 Before you invest in the securities of TransCode Therapeutics, Inc. (“ TransCode ” or the “Company”), you should read TransCode’s filings with the U.S. Securities and Exchange Commission (“SEC”) for more complete information about the Company. You can obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company will send you these documents at no charge if you request them from TransCode at 6 Liberty Square, #2382, Boston, MA 02109, Attention: Investor Relations; or by calling (857) 837 - 3099. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall TransCode make any sale of its securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Statements in this presentation contain “forward - looking statements” that are subject to substantial risks and uncertainties . Forward - looking statements contained in this presentation may be identified by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “outlook,” “project,” “should,” “will,” or other similar words, and include, without limitation, statements regarding the Company’s expectations regarding current or future clinical trials, research programs, and financial results including that the Company requires substantial additional capital . Forward - looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict . Further, certain forward - looking statements are based on assumptions as to future events that may not prove to be accurate, including that clinical trials may be delayed ; that reported trial data may be preliminary or interim data which may be superseded by subsequent data obtained from that clinical trial or in connection with other and/or subsequent clinical trials ; and that any anticipated meetings with or presentations to the U . S . Food and Drug Administration (“FDA”) may be delayed, may not occur at all, or may not result in outcomes that the Company prefers . These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and "Cautionary Note Regarding Forward - Looking Statements” in the Company’s Annual Report on Form 10 - K filed annually with the SEC, and in other reports filed periodically with the SEC . Forward - looking statements contained in this presentation are made as of the date of this presentation ; the Company undertakes no duty to update such information except as required under applicable law .

Company

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the Company's expected special meeting seeking stockholder approval of conversion of the Preferred Stock issued in connection with its recent acquisition and financing, and other matters related to the conversion of the Preferred Stock and the acquisition and financing. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in TransCode Therapeutics, Inc.'s proxy statement for its 2025 Annual Meeting of Stockholders, filed with the SEC on July 15, 2025. To the extent holdings of the Company's common stock have changed since the amounts set forth in TransCode Therapeutics Inc.'s proxy statement for the 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov. The Company intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Company stockholders in connection with the Company's expected special meeting seeking stockholder approval of conversion of the Preferred Stock and other matters related to the conversion of the Preferred Stock and the acquisition and financing. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company's proxy statement for such special meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov.

4

Company | Background

Founded in 2016 to develop treatments for advanced cancer

Scientific Co-founders - Professors of Radiology at Harvard Medical School

IPO 2021; net invested to date (financings; grants) ~$101.6 million

Three major pathways for value creation:

TTX-MC138

Developed TTX-MC138, a targeted therapeutic to microRNA-10b. Currently Phase 2 ready

Seviprotimut-L

Acquired Seviprotimut-L- a novel polyvalent shed antigens vaccine for the adjuvant treatment of melanoma. Currently Phase 3 ready

TTX

Developed and optimized TTX, a proprietary drug design engine, for the development of nucleic-acid based therapeutics for cancer

5

Experienced Management and Board of Directors



Philippe P Calais, PhD
CEO

38+ years of biotech and pharmaceutical industry experience both in North America and Europe, most recently as President, CEO and Director at MatriSys Bioscience, Inc



Tom Fitzgerald, MBA
CFO; Director

30+ years experience in investment banking and managing emerging growth companies, turnarounds and Fortune 500 companies



Zdravka Medarova, PhD
Founder and CSO

Internationally recognized geneticist and non-coding RNA researcher. Previously, Associate Professor of Radiology at Harvard Medical School



Tania Montgomery, MBA
VP Business Development

Business development and Biopharma marketing expert that has led multiple strategic partnerships around nucleic acid therapeutics for cancer



Susan Duggan, RN, MBA
SVP Operations

28+ years of clinical operations experience in oncology, pulmonary, cardiac, surgical and neurology

Board of Directors

Philippe P Calais, PhD
Chairman

Tom Fitzgerald , MBA
Director

Magda Marquet, PhD
Director

Erik Manting, PhD
Director

Elizabeth Czerepak, MBA
Director

Leading Advisors with Oncology and RNA Expertise



Keith Flaherty, MD

Professor of Medicine & Director of Clinical Research Mass General Cancer Center



Anna Moore, PhD

TransCode Founder & Director Precision Health Program Michigan State University



Dejan Juric, MD

Director, Termeer Center for Targeted Therapies Massachusetts General Hospital



Frank Slack, PhD

Director, Institute for RNA Medicine, Beth Israel Deaconess Medical Center



Philip D Zamore, PhD

Founder, Alnylam and City Therapeutics, Professor of Biomedical Sciences at the University of Massachusetts Chan Medical School



Lubo Nechev, PhD

Chief CMC Officer
Alnylam Pharmaceuticals

7

Critical Need for Effective Therapies Targeting Advanced Cancer Problem 8 >90% of Cancer Deaths Due to Advanced Disease Advanced Cancer Reduces 5 - year Survival Key Challenge to Treatment Dissemination to distant sites, immune evasion, resistance Global Market by 2032* $120 - 250B *Source: 2019 American Cancer Society, Inc., Surveillance Research; International Agency for Research on Cancer in its report na med GLOBOCAN 2022: Precedence Research January 2022 Low Survival if Diagnosed at Advanced Stage

Pipeline Multiple Modalities 9

Tunable Drug Design Engine TTX 10 Payload diversity S ize Smart release linkers Enhanced targeting Nanometers Microns Non - cleavable pH sensitive Tissue - specific Time - sensitive Polymers Biomolecules (e.g. glucose) mAbs Peptides Tunable Platform Customizable to desired size, payload and pharmacokinetics Smart Release Technology Allows payload to bind to/ release from carrier inside cells according to specifications Desirable Carrier Attributes Highly stable, low toxicity, low immunogenicity Payload Diversity Allows packaging of nucleic acids, proteins, peptides, radionuclides, small molecules Enhanced Targeting and Uptake Greatly improved tumor uptake and entrapment in tumor cells Small Molecules Radionuclides Peptides Nucleic acids TTX can be customized according to predesigned specifications

TTX - MC138 Lead Candidate 1 1 TTX - MC138 L ead Therapeutic Candidate: AntagomiR targeting microRNA - 10b

microRNA - 10b: A Driver of Metastasis Target Clinical evidence demonstrated in >300 peer - reviewed publications over the last ten years • Biomarker of metastasis, higher cancer risk and poor survival outcomes • Linked to metastatic progression in multiple cancer indications including breast, colorectal, pancreatic, GBM, NSCLC, osteosarcoma, liver, and others. 12 Upregulation of miR - 10b in primary tumor cells leads to metastatic tumor cell formation (#1), detachment from the primary tumor (#2) and migration to other areas of the body (#3) where new tumors (metastases) are formed (#4) 12

TTX - MC138 Lead Candidate 1 3 Type: Nucleic acid - based therapeutic designed to bind to a specific microRNA and block its function Target: microRNA - 10b, a master regulator of metastatic cancer Mechanism : inhibiting microRNA - 10b blocks multiple cancer pathways Indication : advanced solid tumors and micrometastases Tumor Uptake: designed to promote tumor uptake Development Status: currently in a Phase 1a clinical trial

TTX - MC138: Designed to Inhibit miR - 10b and Eliminate Metastasis MOA Cancer Res 75, 4407 - 4415 (2015); Sci Rep 7, 45060 (2017) TTX - MC138 microRNA - 10b TTX - MC138 binds to miR - 10b target inside tumor cells causing its inhibition TTX - MC138 Metastatic Lesion Inhibition of miR - 10b has been shown to inactivate downstream miR - 10b pathways TTX - MC138 delivered to metastatic lesions infiltrating tumor cells to engage miR - 10b 14 miR - 10b inactivation has been shown to lead to tumor cell death and elimination of existing metastases

TTX - MC138 - Evidence Of Durable Regressions (Murine Models) Lead Candidate 15 In mice treated with TTX - MC138 100% (Stage II/III) and 65% (Stage IV) animals regressed disease completely without recurrence for the rest of their natural lives

Lead
Candidate

TTX-MC138 Clinical Development Plan: Metastatic Disease


Phase 0
Microdose*
Phase 1a
(All Comers)**
Dose Escalation
Near Completion
Phase 2a
(Micrometastatic
Disease) ***
Dose Expansion
Phase 2
(First Indication
TBD)
2023
2024
2025
2026
2027

Because of its unique mechanism of action against metastatic cancer cells, TTX-MC138 is optimally positioned to benefit patients with micrometastatic disease

** Radiolabeled   **Advanced Solid Tumors   ***Micrometastases*

16

Phase 0 | Radiolabeled TTX-MC138 Phase 0 Purpose & Results

Purpose → To derisk further clinical development by demonstrating delivery to metastases and to frame dose and dosing schedule based on pharmacokinetics and tissue distribution

Delivery → Successful Delivery to Metastatic Lesions - PET-MRI imaging confirmed accumulation in metastatic tumors

PK → Pharmacokinetic Consistency - Drug circulation and tissue distribution similar to preclinical models

Target Engagement → Single microdose reduced miR-10b levels in blood by 66% at 24 hours

Safety & Tolerability → No adverse reactions observed

17

Phase 0 | TTX-MC138 Accumulation in Metastatic Lesions Confirmed

FDG PET-MRI



TTX-MC138 PET-MRI


2 hrs
3 hrs
6 hrs
24 hrs

Phase 0 microdosing study with radiolabeled TTX-MC138

Stage IV, metastatic breast cancer. Metastatic sites: bone, liver, lungs

PET/MRI at 2, 3, 6 and 24 hours post-dosing shows TTX-MC138 accumulation in the metastatic lesions

Robust PD activity even at a microdose

n=1

18

Lead Candidate

TTX-MC138 Clinical Development Plan for Metastatic Cancers

Phase 1a
(Escalating Dose Levels)

Indications: Advanced solid tumors

Design: Bayesian Optimal Interval (BOIN)

Endpoints: Safety & PK

Status: 16 enrolled and treated

Results: Enrollment complete
Preliminary results pending

Phase 2a

Indications: Stage 1-3 adenocarcinoma, colon, non-small cell lung cancer (NSCLC), and breast cancer with molecular disease (ctDNA positive), following standard therapy with curative intent

Design:~3 Cohorts; N = Up to 60

Endpoints: Relapse-free survival (RFS), Duration of response (DOR), Progression-free survival (PFS), Clearance of ctDNA

Status: Ramp Up

Phase 2

Indications: Pending Phase 2a results

Design: Single Arm, RCT, Adaptive Design (~N= 50 - 200)

Endpoints: Pending

Status: Pending Phase 2a completion, Phase 2 planned

19

Seviprotimut - L Lead Candidate 20 Seviprotimut - L L ead Therapeutic Candidate: Cancer Vaccine

Seviprotimut - L Lead Candidate 21 Seviprotimut - L is a novel polyvalent shed antigens vaccine for the adjuvant treatment of Stage IIB and IIC melanoma patients 60 years and younger • FDA “Orphan Drug” status • Successful completion of adaptive Phase 3 clinical trial “MAVIS” • FDA “Fast Track” designation • Peer reviewed publication (JITC) • “MELISSA” Phase 3 confirmatory trial ⎼ FDA Special Protocol Assessment (SPA) • Preparations for trial initiated including manufacturing

Seviprotimut - L Lead Candidate 22 Seviprotimut - L is an allogeneic, polyvalent, partially purified shed melanoma antigens vaccine (alum adjuvanted) derived from three proprietary human melanoma cell lines Melanoma cells are grown in bioreactors and cellular and melanoma - associated proteins (e . g . , MART - 1 , MAGE A 1 - 3 , NY - ESO - 1 , S 100 B, TRP - 2 , MCSP, p 110 /PIK 3 ) are shed under optimized conditions, collected and then partially purified to separate them from non - essential whole cell and nuclear material, thereby minimizing extraneous cell components — concentrating the amount of antigens relevant to melanoma . This partially purified material serves as the active ingredient(s) of the vaccine . Seviprotimut - L is allogenic and unlike personalized vaccine and cell therapy approaches, its is “off - the - shelf” and can be given to all persons .

Seviprotimut - L - Mechanism of Action Lead Candidate 23 Melanoma - associated antigens (MAAs) found in seviprotimut - L are taken up by antigen - presenting cells (e . g . , dendritic cells) which then activate the production of antigen - specific cytotoxic T - lymphocytes (CTLs) as well as develop antibody responses against MAAs . These CTLs and antibodies then recognize and act on tumor cells expressing the MAAs on their surfaces, causing cell death . Seviprotimut - L works by stimulating both humoral and cellular immune responses

Phase 3 | Seviprotimut-L: Clinical Trial Design

"MAVIS"

(Melanoma Antigen Vaccine Immunotherapy Study)

MAVIS is a multicenter, double-blind, placebo-controlled adaptive Phase 3 clinical trial to assess the safety and efficacy of seviprotimut-L, with primary endpoints of recurrence-free survival (RFS) and overall survival (OS) in patients with melanoma at high risk of recurrence after definitive surgical resection.


Part A:
Safety, Bioactivity and Dose Selection
Randomization 1:1:1
Placebo N=33
40µg seviprotimut N=33
100µg seviprotimut N=33
Lead in to...
Part B (B1 & B2):
Safety and Efficacy (RFS, OS)
Placebo N=320
Randomization 2:1
40µg seviprotimut
N B1=347
N B2=800

24

Seviprotimut - L: Clinical Trial Design Phase 3 25 Key MAVIS Study Design Elements Study Drug • 40 µg seviprotimut (0.8 mL suspension containing 0.05 mg/mL drug substance – shed antigens – plus 20 mg/mL alum in 0.9% saline. Placebo does not include shed antigens) Study Population • Ages 18 to 80, female and male • Stage IIB/IIC, IIIA, and IIIB/IIIC melanoma patients , resected with clear margins • Resection within 90 days of first dose • No other biological modifiers within 60 days of first dose Administration and Schedule • Intradermally - 4 injections (0.2 mL each injection) into the volar surface of forearms and into the anterior upper thighs • 15 Doses over 24 months - W0 (1 st Dose), W2, W4, W6, W8, M3, M4, M5, M6, M9, M12, M15, M18, M21, and M24 Clinical Trial Sites • US and Canada; 55 sites

Seviprotimut - L: MAVIS Part A Bioactivity Phase 3 26 0 10 20 30 40 50 ≥ 25 ≥ 20 ≥ 15 ≥ 10 ≥ 5 Percent (%) Patients Meeting or Exceeding Immune Response Criteria Immune Response Criteria (%) Baseline versus 10 weeks Difference of Percents: Experimental minus Control (exact 80% CI) -30 -20 -10 0 10 20 30 40 50 Patient Responses: 40 ug versus Placebo Response: Average % Change Over Selected Bins >= Criterion Selected Bins: 1 2 3 6 9 12 > Favors VaccineCriterion Between-Arm Response Difference 0 (21/43 - 15/47): (48.8 - 31.9) = 16.9 5 (19/43 - 14/47): (44.2 - 29.8) = 14.4 10 (18/43 - 9/47): (41.9 - 19.1) = 22.7 15 (13/43 - 4/47): (30.2 - 8.5) = 21.7 20 (12/43 - 4/47): (27.9 - 8.5) = 19.4 25 (8/43 - 3/47): (18.6 - 6.4) = 12.2 ≥ 5 ≥ 10 ≥ 15 ≥ 20 ≥ 25 Immune Response Criteria (%) Difference in Percentage: 40µg minus Placebo (exact 80% CI) Effect Size - between arm difference > Favors Vaccine - 20 - 10 0 10 20 30 40 % Margin of Difference in Patient Response (40µg vs. Placebo) 40 µg (43 total patients) Placebo w/alum (47 total patients) 32.6 54.3 71.8 69.5 65.7 Patient Responses – 40 µg vs. Placebo For Melanoma - related Antibody Responses * *MART - 1, MAGE A1 - 3, NY - ESO - 1, S100B, TRP - 2, MCSP, p110/PIK3, and unknown Ab – additional testing to determine specific types and /or quantities

Seviprotimut - L: MAVIS Part B1, Enrollment & Safety Phase 3 27 Enrollment and Adverse Events Total Placebo Seviprotimut - L 347 117 230 N 96% 97% 96% AEs 11% 9% 12% Grade 3 AEs 71% 73% 70% Rx - related AEs 0.9% 0.9% 0.9% AEs leading to d/c study drug 0.3% 0% 0.4% Rx - related AEs leading to d/c study drug Rx = treatment 347 subjects at 65 centers in the U.S. and Canada were enrolled and randomized (arms were well - balanced). Treatment - emergent adverse events (AEs) were similar for seviprotimut - L and placebo patients: There were no grade 4 - 5 treatment - related AEs and no treatment - related SAEs.

Seviprotimut - L: MAVIS Part B1, Efficacy Results Phase 3 28 Age can decrease immune competence; thus, outcomes were assessed by age (<60 and ≥60), for all randomized patients and the Stage IIB/IIC subset. RFS was longer with vaccine for all patients age <60 (N=191, HR 0.64, 95% CI [0.38, 1.08]) and among stage IIB/IIC patients (N=52, HR=0.31, 95% CI[0.12, 0.84]). RFS , by age & treatment, all patients/stages RFS , by age & treatment, Stage IIB/IIC

Seviprotimut - L : MAVIS Part B1, Efficacy Results Phase 3 29 The planned subgroup analysis of Stage IIB/IIC patients (n = 111) revealed trends to longer RFS (HR 0.65 [0.37,1.17]), and OS (HR 0.37[0.13, 1.06]) with seviprotimut - L . RFS, Stage IIB/IIC patients OS, Stage IIB/IIC patients

Seviprotimut - L: Competitive Assessment Potential 30 Two checkpoint inhibitors have shown efficacy for the adjuvant treatment of melanoma in Stage IIB and IIC patients at risk for disease recurrence: Keytruda (Merck) and Opdivo (BMS) have both been approved Advantages of Seviprotimut - L over checkpoint inhibitors (CPIs): • No severe, long - term or chronic side effects – significantly safer • Lower cost – product and treatment (administration and side effect management) • Can be used in [ all ] patients – Estimated less than 50% of patients respond to CPI, and patient selection methods (e.g., PD - L1 expression) are not reliable • Can be administered without affecting CPI efficacy, first - line or in combination • Oncologist and Dermatologist friendly, easy to use/administer and manage patients

IP Portfolio 31 Notes Patents/Applications Expiration Technology Delivery platform for drug design engine . Covers TTX - MC138 WO2021/113829 2040 Compositions and Methods for Tunable Magnetic Nanoparticles IO candidate WO2022/147177 2041 Template Directed Immunomodulation for Cancer Therapy Notes Patents/Applications Expiration Target Covers TTX - MC138 US 9 , 629 , 812 ; US 9 , 763 , 891 ; US 10 , 463 , 627 2032 Therapeutic Nanoparticles and Methods of Use Thereof Diagnostic miR - 10b assay US 10,086,093; EP 2961386 2034 miRNA Profiling Compositions and Methods of Use Delivery of siRNA to PDL1 WO2020/068398 2038 Compositions and Methods for Immune Checkpoint Inhibition Covers TTX - RigA Immunotherapeutic Candidate WO2024/006362 2043 Nanoparticles and Template Directed RIG - I Agonist Precursor Compositions and Uses Thereof For Cancer Therapy Patents and a pplications cover both composition of matter and methods claims

TransCode Company Timeline: Achievements & Milestones 2016 Company Formation License obtained from Massachusetts General Hospital eIND - FDA Study May Proceed with Phase 0 clinical trial with radiolabeled TTX - MC138 . IND - FDA Study May Proceed with Phase 1a with TTX - MC138 Phase 0 (radiolabeled TTX - MC138) results showed delivery to metastases and PD activity Completion of Phase 1a trial with TTX - MC138. Acquisition of Polynoma Launching Phase 2a trial with TTX - MC138. Advance other preclinical candidates 2018 2021 2022 2023 2024 Initiate Phase 2 trial for TTX - MC138 Complete Phase 2a trial for TTX - MC138. Phase 2 Tox Studies . Advance other programs IPO 2025 2026 2027 2028 Milestones Achievements

Timeline | # The Next 18 Months

	2H:2025	2026
Clinical Goals	Phase 1a (TTX-MC138) Dose Escalation Completion and data analysis Phase 2a (TTX-MC138) Dose Expansion FDA Protocol Submission and IRB Review	Phase 2a (TTX-MC138) study initiation
Potential News Flow	Completion of Dose-Escalation Phase 1 Clinical Trial (TTX-MC138). Announcement of Preliminary Safety and Evidence of Pharmacodynamic Activity in Solid Tumors (Phase 1, TTX-MC138) FDA Approval to Initiate Phase 2a Dose Expansion (TTX-MC138) Advancement into Phase 2a Dose Expansion (TTX-MC138)	Initiate Enrollment in Phase 2a (TTX-MC138) Dose Expansion Trial Abstract Submissions of Phase 1 Clinical Data at major medical conferences (TTX-MC138) Dose Expansion Enrollment and treatment (TTX-MC138)
Capital Structure * *as of 9/30/2025*	Market Capitalization (mm): $9.0 Share Price: $10.75 Shares Outstanding: 833,683 No Debt Total Warrants Outstanding: 543,270 Weighted Average Strike Price: $272.71

Publications 34 • Yoo B, Fuchs BC and Medarova Z: New Directions in the Study and Treatment of Metastatic Cancer. Frontiers in Oncology Volume 8, Article 258, July 2018 • Yoo B, Kavishwar , A, Wang, P, Ross, A, Pantazopoulos,P Dudley, M, Moore, A, & Medarova , Z: Therapy targeted to the metastatic niche is effective in a model of stage IV breast cancer. Scientific Reports 21 March 2017 7:45060 | DOI: 10.1038/srep45060. • Yoo B, Kavishwar A, Ross A, Wang P, Tabassum DP, Polyak K, Barteneva N, Petkova V, Pantazopoulos P, Tena A, Moore A, Medarova Z: Combining miR - 10b - targeted nanotherapy with low - dose doxorubicin elicits durable regressions of metastatic breast cancer. Cancer Res 2015, 75:4407 - 4415.  • Yoo B, Kavishwar A., Ghosh SK, Barteneva N, Yigit MV, Moore A. Medarova Z.: Detection of miRNA Expression in Intact Cells Using Activatable Sensor Oligonucleotides. Chemistry & Biology 21, 199 – 204, February 20, 2014 • Yoo B, Ghosh SK, Kumar M, Moore A, Yigit MV, Medarova Z: Design of nanodrugs for miRNA targeting in tumor cells. J Biomed Nanotechnol 2014;10:1114 - 1122  • Yigit MV, Ghosh SK, Kumar M, Petkova V, Kavishwar A, Moore A, Medarova Z: Context - dependent differences in miR - 10b breast oncogenesis can be targeted for the prevention and arrest of lymph node metastasis. Oncogene 2013;32:1530 - 1538  • Anna Moore, N A. Savan , Paulo V. Saavedra, Alan Halim, Vilma Yuzbasiyan - Gurkan , Ping Wang, Byunghee Yoo , Matti Kiupel , Lorenzo Sempere , Zdravka Medarova : Case Report: microRNA - 10b as a Therapeutic Target in Feline Metastatic Mammary Carcinoma and its Implications for Human Clinical Trials. Frontiers in Oncology October 26, 2022 12:959630 • Le Fur et al.,: Radiolabeling and PET – MRI micro - dosing of the experimental cancer therapeutic, MN - anti - miR10b, demonstrates delivery to metastatic lesions in a murine model of metastatic breast cancer. Cancer Nanotechnology 2021;12(1):16. • Byunghee Yoo , Alana Ross, Pamela Pantazopoulos & Zdravka Medarova : miRNA10b - directed nanotherapy effectively targets brain metastases from breast cancer, Scientific Reports volume 11, Article number: 2844 (2021) • Sheedy, P, Medarova , Z: The fundamental role of miR - 10b in metastatic cancer. Am J Cancer Res 2018;8(9):1674 - 1688. • Yoo B, Greninger P, Stein GT, Egan RK, McClanaghan J, Moore A, et al. (2018) Potent and selective effect of the mir - 10b inhibitor MN - anti - mir10b in human cancer cells of diverse primary disease origin. PLoS ONE 13(7): e0201046 2018.